Exhibit 99.1

Clubhouse Media Group Inks Exclusive Deal with Austin Mahone, Bringing Superstar Singer/Songwriter into the Clubhouse Media Influencer Ecosystem

LOS ANGELES, CA, February 17, 2021 – Clubhouse Media Group, Inc. (OTCMKTS:CMGR) (“Clubhouse Media” or the “Company”), an influencer-based marketing and media firm with a global aggregate social media reach of over 100 million followers, is excited to announce the signing of an exclusive social media consulting deal with international superstar singer and songwriter Austin Mahone.

Mahone has been topping the charts for the last decade, becoming one of the most recognizable icons in pop culture over recent years, now boasting more than 36 million followers combined across social platforms, surpassing 615 million worldwide streams to date on Spotify alone, and amassing over one billion YouTube total views.

The collaboration will officially launch with Mahone moving into Clubhouse BH, the Company’s popular LA-based social content creation house. Doiyen Management, the Company’s in-house digital talent incubator and influencer management business, will work with Austin and his current longstanding music management team at Chase Entertainment, led by founder Michael Blumstein.

“I love connecting with my fans via social media – it has been a big part of who I am from the very beginning,” remarked Austin Mahone. “This partnership is super exciting to me because it meets in the intersection of my music career and the digital space, two of my passion points. I hope to create even more exciting content to share with my followers and engage with them in impactful ways. I can’t wait to get started!”

Mahone will join Doiyen’s roster of popular digital native influencers, including professional race car driver Lindsay Brewer, YouTube sensation Gabriella Saraivah, TikTok dancer Michelle Kennelly, TikTok lip sync and dance content creator Jake Kuhlman, and many more who have a total reach of over 78 million. The partnership will further cement Clubhouse Media Group as a leader in the digital talent and incubator space.

Chase Entertainment, a boutique music management firm, has managed Austin Mahone since the beginning of his career. The firm also currently manages Platinum recording artist Pia Mia and has been instrumental in launching the careers of huge acts such as T-Pain, B.o.B. and Kiiara to name a few. The new deal will focus on elevating Austin’s social media platforms and further amplify his voice as a global recording artist.

“We’re excited to team up with Doiyen to help take Austin’s social media to the next level,” says Michael Blumstein. “The Doiyen team really understand the intricacies of platforms such as TikTok and Instagram. They have an incredible roster of influencers who are the taste makers of social media. They truly compliment Austin’s career as a global recording artist. We look forward to what the future brings.”

About Clubhouse Media

We believe Clubhouse Media represents the future of influencer media and marketing, with a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Clubhouse Media offers management, production and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Clubhouse Media’s management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise.

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FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact

Simon Yu, MBA

Phone: +1-702-479-3016

Investor Relations

Tiger Marketing & Branding Agency

info@TigerGMP.com